                                 EXHIBIT 10.1
                                 ------------


                             AMENDED AND RESTATED

                     PURCHASE AND SALE OF ASSETS AGREEMENT


                                     AMONG

                     EASTERN ENVIRONMENTAL SERVICES, INC.

                                      AND

                EASTERN ENVIRONMENTAL SERVICES OF FLORIDA, INC.

                                      AND

                       ENVIRONMENTAL WASTE SYSTEMS, INC.

                                      AND

                     CARL CASAGRANDE AND ALBERT CASAGRANDE
            (THE SHAREHOLDERS OF ENVIRONMENTAL WASTE SYSTEMS, INC.)

                               Table of Contents
                               -----------------

ARTICLE I. - SALE OF ASSETS..................................................................   1

     Section 1.1.  Description of Assets.....................................................   1
                   ---------------------
     Section 1.2.  Excluded Assets...........................................................   3
                   ---------------
     Section 1.3.  Assumption of Obligations/Payment of Seller's Debt........................   3
                   --------------------------------------------------
     Section 1.4.  Non-Assignment of Certain Obligations.....................................   3
                   -------------------------------------
     Section 1.5.  Non-Assignment of Permits.................................................   4
                   -------------------------
     Section 1.6.  Non-Assumption of Liabilities.............................................   4
                   -----------------------------

ARTICLE II. - PURCHASE PRICE.................................................................   5

     Section 2.1.  Purchase Price............................................................   5
                   --------------
     Section 2.2.  Adjustments to Purchase Price.............................................   5
                   -----------------------------
     Section 2.3.  Restrictions on Transfer of Unregistered Shares...........................   6
                   -----------------------------------------------
     Section 2.4.  Registration Rights.......................................................   6
                   -------------------

ARTICLE III. - CLOSING.......................................................................   8

     Section 3.1.  Time and Place of Closing.................................................   8
                   -------------------------
     Section 3.2.  Deliveries by Seller and Shareholders.....................................   8
                   -------------------------------------
     Section 3.3.  Deliveries by Buyer.......................................................   9
                   -------------------

ARTICLE IV. - POST CLOSING COVENANTS.........................................................   9

     Section 4.1.  Change of Name............................................................   9
                   --------------
     Section 4.2.  Further Assurance.........................................................  10
                   -----------------
     Section 4.3.  Transition................................................................  10
                   ----------

ARTICLE V. - REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS.......................  10

     Section 5.1.  Organization; Authority...................................................  11
                   -----------------------
     Section 5.2.  Share Ownership; Absence of Adverse Claims................................  11
                   ------------------------------------------
     Section 5.3.  Predecessor Entities and Subsidiaries.....................................  11
                   -------------------------------------
     Section 5.4.  Financial Statements......................................................  11
                   --------------------
     Section 5.5.  Personal Property.........................................................  12
                   -----------------
     Section 5.6.  Debt......................................................................  13
                   ----
     Section 5.7.  Contracts.................................................................  13
                   ---------
     Section 5.8.  Leases....................................................................  14
                   ------

     Section 5.9.  Approvals and Compliance With Laws........................................  14
                   ----------------------------------
     Section 5.10.  Proprietary Rights.......................................................  14
                    ------------------
     Section 5.11.  Environmental Documents..................................................  15
                    -----------------------
     Section 5.12.  Hazardous Materials; Disposal Sites......................................  15
                    -----------------------------------
     Section 5.13.  Insurance Policies.......................................................  16
                    ------------------
     Section 5.14.  Employees; Compensation..................................................  16
                    -----------------------
     Section 5.15.  Employee Relations and Benefit Plans.....................................  16
                    ------------------------------------
     Section 5.16.  Taxes....................................................................  16
                    -----
     Section 5.17.  Litigation...............................................................  17
                    ----------
     Section 5.18.  Absence of Price Renegotiation Contracts.................................  17
                    ----------------------------------------
     Section 5.19.  Conduct of Seller's Business Since Balance Sheet Date....................  17
                    -----------------------------------------------------
     Section 5.20.  Corrupt Practices........................................................  17
                    -----------------
     Section 5.21.  Complete Disclosure......................................................  18
                    -------------------
     Section 5.22.  Representations as to Private Offering...................................  18
                    --------------------------------------
     Section 5.23.  Leased Real Property.....................................................  19
                    --------------------

ARTICLE VI. - REPRESENTATIONS AND WARRANTIES OF BUYER AND EESI...............................  20

     Section 6.1.  Corporate Organization....................................................  20
                   ----------------------
     Section 6.2.  Corporate Authority.......................................................  21
                   -------------------
     Section 6.3.  Binding Agreement.........................................................  21
                   -----------------
     Section 6.4.  Complete Disclosure.......................................................  21
                   -------------------

ARTICLE VII. - COVENANTS OF SELLER PRIOR TO CLOSING..........................................  21

     Section 7.1.  Access to Records/Inspection of Assets....................................  21
                   --------------------------------------
     Section 7.2.  Activities of Seller Prior to Closing.....................................  22
                   -------------------------------------
     Section 7.3.  Prohibited Activities Prior to Closing....................................  23
                   --------------------------------------
     Section 7.4.  Contact with Government Officials.........................................  24
                   ---------------------------------

ARTICLE VIII. - CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER................................  24

     Section 8.1.  Representations, and Warranties...........................................  24
                   -------------------------------
     Section 8.2.  Covenants.................................................................  24
                   ---------
     Section 8.3.  No Adverse Proceeding.....................................................  24
                   ---------------------
     Section 8.4.  Employment Agreements.....................................................  24
                   ---------------------

ARTICLE IX. - CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND EESI..........................  24

     Section 9.1.  Representations and Warranties and Obligations............................  25
                   ----------------------------------------------
     Section 9.2.  Covenants.................................................................  25
                   ---------

     Section 9.3.  No Adverse Proceeding.....................................................  25
                   ---------------------
     Section 9.4.  No Adverse Change.........................................................  25
                   -----------------
     Section 9.5.  Conditions................................................................  25
                   ----------
     Section 9.6.  Transferability of Permits................................................  25
                   --------------------------
     Section 9.7.  Environmental Review......................................................  25
                   --------------------
     Section 9.8.  Legal Opinion to be given to Buyer on Behalf of Shareholders..............  26
                   ------------------------------------------------------------
     Section 9.9.  General...................................................................  26
                   -------
     Section 9.10.  Simultaneous Closing of Purchases of Companion Transactions..............  26
                    -----------------------------------------------------------

ARTICLE X. - INDEMNIFICATION.................................................................  26

     Section 10.1.  Indemnification by Seller and Shareholders...............................  26
                    ------------------------------------------
     Section 10.2.  Indemnification by Buyer.................................................  26
                    ------------------------
     Section 10.3.  Procedure for Indemnification with Respect to Third Party Claims.........  27
                    ----------------------------------------------------------------
     Section 10.4.  Procedure for Non-Third Party Claims.....................................  28
                    ------------------------------------

ARTICLE XI. - TERMINATION OF AGREEMENT.......................................................  28

     Section 11.1.  Termination by Buyer.....................................................  28
                    --------------------
     Section 11.2.  Termination by Seller....................................................  29
                    ---------------------

ARTICLE XII. - NONDISCLOSURE OF CONFIDENTIAL INFORMATION.....................................  29

     Section 12.1.  Nondisclosure by Seller..................................................  29
                    -----------------------
     Section 12.2.  Nondisclosure by Buyer...................................................  29
                    ----------------------

ARTICLE XIII. - GENERAL......................................................................  30

     Section 13.1.  Assignment; Binding Effect; Amendment....................................  30
                    -------------------------------------
     Section 13.2.  Entire Agreement.........................................................  30
                    ----------------
     Section 13.3.  Counterparts.............................................................  30
                    ------------
     Section 13.4.  Expenses of Transaction..................................................  30
                    -----------------------
     Section 13.5.  Notices..................................................................  30
                    -------
     Section 13.6.  Governing Law............................................................  31
                    -------------
     Section 13.7.  No Waiver................................................................  32
                    ---------
     Section 13.8.  Time of the Essence......................................................  32
                    -------------------
     Section 13.9.  Captions.................................................................  32
                    --------
     Section 13.10.  Severability............................................................  32
                     ------------
     Section 13.11.  Construction............................................................  32
                     ------------
     Section 13.12.  No Shop Agreement.......................................................  32
                     -----------------
     Section 13.13.  Survival................................................................  32
                     --------
     Section 13.14.  Incorporation of Schedules..............................................  33
                     --------------------------

     Section 13.15.  Arbitration.............................................................  33
                     -----------

          AMENDED AND RESTATED PURCHASE AND SALE OF ASSETS AGREEMENT
          ----------------------------------------------------------

     This AMENDED AND RESTATED PURCHASE AND SALE OF ASSETS AGREEMENT (the "Agreement") is dated as of May 8, 1997, by and among EASTERN ENVIRONMENTAL
 ---------
SERVICES, INC., a Delaware corporation ("EESI"); EASTERN ENVIRONMENTAL SERVICES
                                         ----
OF FLORIDA, INC., a Florida corporation ("Buyer"); ENVIRONMENTAL WASTE SYSTEMS,
                                          -----
INC., a Florida corporation ("Seller"); and CARL CASAGRANDE and ALBERT
                              ------
CASAGRANDE, the sole shareholders of Seller (the "Shareholders").
                                                  ------------

                                   RECITALS
                                   --------

     Seller operates a waste collection, recycling, transportation and disposal business located in the Dade and Broward Counties, Florida (the "Business").
                                                                 --------
Buyer is a wholly owned subsidiary of EESI. Buyer desires to purchase and Seller desires to sell the assets, properties and contractual rights used in connection with the Business. Shareholders own all of the issued and outstanding shares of Seller. EESI and Buyer are unwilling to enter into this Agreement without certain covenants and promises from the Shareholders, and the Shareholders are willing to make the covenants and promises set forth in this Agreement. The parties hereto have entered into this Agreement to evidence their understandings and agreements.

     The parties entered into that certain Purchase and Sale of Assets Agreement dated March 18, 1997, as amended April 15, 1997 (the "Agreement"). In order to resolve certain concerns raised by Acquirer's due diligence regarding the Assets, the parties have agreed to amend and restate the Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, received to the full satisfaction of each of them, the parties hereby agree as follows:

                                  ARTICLE I.
                                  ----------
                                SALE OF ASSETS
                                --------------

     SECTION 1.1.  DESCRIPTION OF ASSETS.  Upon the terms and subject to the
     -----------   ---------------------
conditions set forth in this Agreement, Seller does hereby agree to grant, convey, sell, transfer and assign to Buyer all of Seller's right, title, and interest in the following assets, properties and contractual rights of Seller, wherever located as set forth below:

          (a)  all of the containers, carts and compactors (the "Containers and
                                                                 --------------
Compactors") described by capacity, location, type and serial number on Schedule
----------
1.1(a);

          (b) all of the motor vehicles and all attachments, accessories and materials handling equipment (the "Rolling Stock"), as the same are more
                                   -------------
completely described by manufacturer, model number and model year on Schedule 1.1(b);

          (c)  all of the recycling equipment ("Recycling Equipment"), as is
                                                -------------------
more completely described on Schedule 1.1(c);

          (d) all radios located in the Rolling Stock, the radio base station, and all manual and automated routing and billing systems and components thereof, including, without limitation, all computerized routing and billing software and programs, and all computer hardware, including without limitation, printers, CPU's, keyboards and monitors, all of which are listed on Schedule 1.1(d);

          (e)  all inventory of parts, tires and accessories (the "Parts
                                                                   -----
Inventory") each of which is listed on Schedule 1.1(e);
----------

          (f) all trade secrets, proprietary rights, symbols, trademarks, service marks, logos and trade names used in the Business and owned by Seller as listed on Schedule 5.10;

          (g) all contractual rights of Seller with its customers (whether oral or in writing) relating to the conduct of the Business (the "Customer
                                                             --------
Contracts"). A complete and accurate list of the Customer Contracts, is listed
---------
on Schedule 1.1(g);

          (h) all right, title and interest of Seller to all accounts receivable generated by the Business as of the Closing Date whether or not billed to clients ("Accounts Receivable") and all prepaid deposits ("Prepaid
                    -------------------                              -------
Deposits"); a complete and accurate list of the Accounts Receivable and Prepaid
--------
Deposits generated by the Business as of the date of this Agreement, by customer code and age, is listed on Schedule 1.1(h) attached hereto and made a part hereof;

          (i) all permits, licenses, franchises, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties relating to, used in or required for the operation of the Business including but not limited to, any pending application for same (the Approvals").
                                                                    ---------
A complete and accurate list of the Approvals is set forth on Schedule 1.1(i); hereof;

          (j)  the exclusive right to use the name "Environmental Waste Systems"
                                                    ---------------------------
and all similar names (the "Business Name") in connection with any and all
                            -------------
aspects of the waste disposal industry, including without limitation, waste collection, waste recycling, waste transfer and landfills;

          (k)  all the telephone number(s) used in the conduct of the Business:
954-797-4944 and 954-797-4961;

          (l)  all shop tools relating to the Business ("Shop Tools").  A
                                                         ----------
complete and accurate list of the Shop Tools is set forth on Schedule 1.1(l);

          (m)  all furniture and office or other equipment ("Furniture and
                                                             -------------
Equipment"). A complete and accurate list of the Furniture and Equipment is set forth on Schedule 1.1(m);

          (n)  all in the leases ("Leases") under which Seller rents any real
                                   ------
property (the "Leased Real Property") or personal property.  A complete and
               --------------------
accurate list of all leases the Seller is a party to is set forth on Schedule 1.1(n);

          (o)  [THIS SPACE INTENTIONALLY LEFT BLANK];

          (p)  all of the goodwill of the Business; and

All of the foregoing assets, properties and contractual rights are sometimes collectively called in this Agreement the "Assets." Seller and Shareholders
                                           ------
represent and warrant to Buyer that the Assets include all the tangible and intangible property owned by the Seller used in connection with the Business.

     SECTION 1.2.  EXCLUDED ASSETS.  The parties agree that the only tangible
     -----------   ---------------
and intangible property owned by the Seller and not being sold to the Buyer (the "Excluded Assets") are:
 ---------------

          (a)  the corporate records of the Seller;

          (b) all security deposits for telephone service and all other utilities and landfill disposal services, a correct and complete list of which are set forth on Schedule 1.2(b);

          (c) all cash on hand and on deposit in bank accounts on the day of closing; and

          (d)  all proceeds of those certain litigation matters identified on
Schedule 5.17.

       SECTION 1.3.  ASSUMPTION OF OBLIGATIONS/PAYMENT OF SELLER'S DEBT.
       -----------   --------------------------------------------------

          (a) At Closing, Buyer agrees to assume and perform all of Seller's obligations under the Customer Contracts, to the extent, and only to the extent, such obligations first mature and are required to be performed subsequent to the close of business on the date of Closing, as defined below. The Buyer agrees to defend and indemnify Seller, their successors and permitted assigns, and hold Sellers harmless from all losses, claims, causes of action, damages, liabilities, expenses and costs of any kind or amount whatsoever (including, without limitation, reasonable attorneys' fees) with respect to the Customer Contracts, to the extent assumed by Buyer.

          (b) At Closing, Seller shall pay all of Seller's outstanding obligations as of the Closing date, whether fixed or contingent (the "Seller's
                                                                      --------
Debt"), a complete and correct summary
----
of which is set forth on Schedule 1.3, showing in each instance the payee, the amount owing, and other information reasonably necessary to identify the Seller's Debt.

       SECTION 1.4.  NON-ASSIGNMENT OF CERTAIN OBLIGATIONS.  Schedule 1.4 is a
       -----------   -------------------------------------
list of all Customer Contracts requiring consent to their assignment. Notwithstanding anything to the contrary in this Agreement, to the extent that the assignment and assumption by Buyer of any Customer Contract shall require the consent of any third party, neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign, if such assignment or attempted assignment would constitute a breach of the Customer Contract; provided, however, that in each such case, Seller shall use its best efforts to obtain the consent of such other party to such assignment and assumption by Buyer. If such consent is not obtained, Seller shall cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits under any such Customer Contract, including, without limitation, enforcement for the account and benefit of Buyer, of any and all rights of Seller against any other person arising out of the breach or cancellation of any such Customer Contract, by such other person or otherwise. The failure or refusal of any customer to agree to an assignment of any Customer Contract shall not affect Buyer's obligations under this Agreement.

     SECTION 1.5.  NON-ASSIGNMENT OF PERMITS.  Notwithstanding anything to the
     -----------   -------------------------
contrary in this Agreement, to the extent that the assignment of the Approvals shall require the consent of any government or governmental agency, neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign, if such assignment or attempted assignment would not be permitted under the Approval. Seller shall use its best efforts to aid Buyer to obtain a transfer of the Approvals or new licenses, permits, consents or approvals in Buyer's name for any Approvals which cannot be assigned. Schedule 1.5 a list of all the Approvals requiring consent to assignment.

       SECTION 1.6.  NON-ASSUMPTION OF LIABILITIES.  Except as explicitly set
       -----------   -----------------------------
forth in Section 1.3 above, Buyer shall not, by the execution and performance of this Agreement or otherwise, assume, become responsible for, or incur any liability or obligation of any nature of Seller, whether legal or equitable, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, including, without limiting the generality of the foregoing, any liability or obligation arising out of or relating to: (a) any occurrence or circumstance (whether known or unknown) which occurs or exists on or prior to the Closing Date and constitutes, or which by the lapse of time or giving notice (or both) would constitute, a breach or default under any lease, contract, or other instrument or agreement or obligation (whether written or oral); (b) injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, or any other theory; (c) violation of the requirements of any governmental authority or of the rights of any third person, including, without limitation, any requirements relating to the reporting and payment of federal, state, local or other income, sales, use, franchise, excise or property tax liabilities of Seller; (d) the generation, collection, transportation, storage or disposal by Seller of any materials, including, without limitation,

Hazardous Materials (as defined in Section 5.12); (e) any agreement or arrangement between Seller and the employees of Seller or any labor or collective bargaining unit representing any such employees; (f) any severance pay obligation of Seller or Shareholder or any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or any other fringe benefit program maintained or sponsored by Seller or to which Seller contributes or any contributions, benefits or liabilities therefor or any liability for the withdrawal or partial withdrawal from or termination of any such plan or program by Seller; (g) the debts and obligations of Seller, or Shareholders; and (h) liabilities or obligations of the Seller or Shareholders for brokerage or other commissions relative to this Agreement or the transactions contemplated hereunder. Seller and Shareholders hereby jointly and severally agree to indemnify Buyer, its successors and assigns from and against all of the above liabilities and obligations in accordance with Section 10.1 of this Agreement.

                                  ARTICLE II.
                                  -----------
                                PURCHASE PRICE
                                --------------

     SECTION 2.1.  PURCHASE PRICE.  In exchange for the Assets, Buyer and EESI
     -----------   --------------
shall pay the Seller a total amount, subject to adjustment as set forth in
Section 2.2 below, of Six Million ($6,000,000) Dollars ("Purchase Price").  The
                                                         --------------
Purchase Price shall be paid as follows:

     (a) One Million dollars ($1,000,000) shall be paid in the common shares of EESI (the "Shares") based on the per share price of $12.25 per share.
           ------

     (b) Five Million dollars ($5,000,000) in a combination of cash, wire transferred funds, or EESI's agreement to pay or assume liabilities of the Seller, subject to adjustment as more particularly set forth in this Agreement.

     The Purchase Price shall be allocated among the Assets, as set forth on
Schedule 2.1.

     SECTION 2.2.  ADJUSTMENTS TO PURCHASE PRICE.
     -----------   -----------------------------

     (a)  CONTINGENT PURCHASE PRICE.  Three Hundred Thousand Dollars
          -------------------------
($300,000.00) of the Purchase Price comprising a portion of the Stock Consideration (the "Unissued Stock Consideration") shall be retained by the Buyer for a period of one hundred twenty (120) days (the "Claims Period"). The
                                                          -------------
Unissued Stock Consideration shall be used to satisfy any Third Party Claim or Indemnification Demand made by or on behalf of Buyer under Article X, including without limitation: (A) any portion of Seller's Debt or (B) any claim, expense, loss, obligation, debt, demand, or liability of the Seller, whether fixed or contingent, existing or arising out of the Seller's business or operations before the Closing ("Pre-Closing Debt") that: (i) has not been paid prior to Closing or (ii) is not expressly set forth on Schedule 1.3 and expressly assumed by Buyer at Closing under this Agreement. The amount of the deduction to the Unissued Stock Consideration shall be calculated by valuing each share of the Unissued Share Consideration at the Per Share Price.

In the event any Third Party Claim or Indemnification Demand arises within the Claims Period which is not resolved to the satisfaction of Buyer prior to the expiration of the Claims Period, the Unissued Stock Consideration shall be reduced in an amount sufficient to satisfy the Third Party Claim or Indemnification Demand and the Claims Period shall be extended with respect to that sum until such Third Party Claim or Indemnification Demand has been resolved to the satisfaction of Buyer, or becomes subject to a right of set off under Article X, in which case Buyer may satisfy such Third Party Claim or Indemnification Demand from the the Unissued Stock Consideration. Upon the expiration of the Claim Period as it may be extended under this Subsection 2.2(a), the Buyer shall deliver the amount remaining of the Unissued Stock Consideration in the Shares of EESI calculated at the Per Share Price, along with a list of all payments made on the Seller's behalf, if any.

     (b) Buyer shall receive a credit against the purchase price for Prepaid Deposits.

     (c) At the Closing, the Purchase Price shall be increased by the amount of the Accounts Receivable as of the Closing Date, subject to the following discount schedule:
(1) 0-30 days - 5% discount (on the amount of such Accounts Receivable that are 0-30 days less the amount of any unearned revenue allocated to such receivables); 31-60 days - 10% discount; (3) 61-90 days - 40% discount; (4) over 90 days - 90% discount.

     SECTION 2.3.  RESTRICTIONS ON TRANSFER OF UNREGISTERED SHARES.  None of the
     -----------   -----------------------------------------------
Shares to be delivered to Seller and Shareholders in payment of the Purchase Price or in consideration of the Non-Competition Agreements delivered to Buyer hereunder will be registered under the Securities Act of 1933 ("Act") at the
                                                                ---
time of delivery ("Unregistered Shares").  In accordance with Section 2.4 below,
                   -------------------
EESI has agreed to register a portion of the Unregistered Shares. The Seller and Shareholders understand and agree that the following restrictions and limitations are applicable to the purchase and resale or other transfer of the Unregistered Shares pursuant to the Act and the terms of this Agreement.

     (a) Except for that portion of the Unregistered Shares which are registered under the Act by EESI pursuant to Section 2.4(a), below, Seller and Shareholders agree that the Unregistered Shares shall not be sold or otherwise transferred until the eighteen (18) month anniversary of the Closing Date under this Agreement.

     (b) A legend in substantially the following form will be placed on the certificates to be issued hereunder evidencing one third (1/3) of the Unregistered Shares to be issued to Seller and Shareholders:

     The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. These shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless
     (i) they shall have been registered under the Securities Act of 1933 and any applicable states securities act or (ii) Eastern Environmental Services, Inc., shall have been furnished with an opinion of counsel, satisfactory to counsel for Eastern Environmental Services, Inc. that registration is not required under any such acts.

     (c) A legend in substantially the following form will be placed on the certificates evidencing the remaining two thirds (2/3) of the Unregistered Shares to be issued Seller and Shareholders:

     The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. These shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated until _____[insert date which is the eighteen (18) month anniversary of the Closing Date]____.

     (d) Stop transfer instructions will be imposed with respect to the Unregistered Shares issued to Seller and Shareholders pursuant to this Agreement so as to restrict resale or other transfer thereof except in accordance with the foregoing provisions of this Section 2.3.

     SECTION 2.4.  REGISTRATION RIGHTS.
     -----------   -------------------

     (a) EESI shall file a registration statement to register one-third (1/3) of the Unregistered Shares under the Act for sale to the public pursuant to a "shelf registration" under Rule 415 of the Act within: (i) one hundred twenty
-------------------
(120) days after the Closing Date; or (ii) within thirty (30) days from the effective date of any registration statement filed by EESI for a public underwritten sale of stock, whichever shall first occur. Seller and Shareholder agree that in the event that their Unregistered Shares are registered under subsection (ii), then Seller and Shareholder will sign an industry standard ninety (90) day "lock-up" agreement with the underwriter for the public sale of stock, pursuant to which Seller and Shareholder will agree not to sell or encumber any of the Unregistered Shares for a period commencing on the effective date of the public registration statement and ending ninety (90) days thereafter. EESI will give written notice to the Seller of the "shelf"
                                                                -----
registration at least 15 days before the registration statement is filed. After receiving the notice of the "shelf" registration, Seller will advise EESI in
                             -----
writing of the intended method of disposition of the Unregistered Shares to be registered. Notwithstanding the foregoing provisions, EESI may withdraw any registration statement referred to in this paragraph without incurring any liability to Seller. Notwithstanding the above, EESI's obligation to file the shelf registration and/or keep the shelf registration continuously effective shall be suspended, for any period that there exists material, non-public information relating to EESI.

     (b) With respect to the registration of the Unregistered Shares, EESI will, as expeditiously as possible: (i) furnish to the Seller a prospectus, including copies of a preliminary prospectus, prepared in conformity with the requirements of the Act, and such other documents, as Seller may reasonably request in order to facilitate the public sale or other disposition of the securities to be sold by Seller; (ii) before filing the registration statement, prospectus or amendments or supplements thereto, furnish to counsel for Seller copies of all such documents proposed to be filed.

     (c) Upon any registration under the Act of any of the Unregistered Shares, EESI shall indemnify Seller in accordance with the provisions of Article X from and against any and all losses, claims, damages and liabilities (collectively a "Security Liability") to which Seller may become subject under the Act, any
 ------------------
state securities or "blue sky" law, any other statute or at common law, insofar
                     --------
as such Security Liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding the above, EESI shall not be liable to Seller if and to the extent that any Security Liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary or final prospectus or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to EESI by Seller which is stated in writing to be specifically intended for such use; and provided further, that EESI shall not be required to indemnify Seller against (i) any Security Liability which arises out of the failure of Seller to deliver, or cause to be delivered, a prospectus as required by the Act or (ii) any Security Liability arising from any untrue or misleading statement contained in or omission from any preliminary prospectus, if such deficiency is corrected in the final prospectus.

     (d) All expenses incurred in effecting the registrations provided for in this Section 2.4 shall be paid by EESI, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for EESI, fees and disbursement of counsel for Seller (up to $2,000 per year), underwriting expenses (other than commissions or discounts which shall be shared by the parties registering shares of EESI's common shares in proportion to the number of shares registered in each particular offering), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or "blue sky" laws of any jurisdictions.
                                  --------

                                 ARTICLE III.
                                 ------------
                                    CLOSING
                                    -------

     SECTION 3.1.  TIME AND PLACE OF CLOSING.  Unless otherwise agreed to by the
     -----------   -------------------------
parties, this transaction shall be closed ("Closing") within fifteen (15) days
                                            -------
of the date that the conditions to Closing set forth in Articles VIII and IX are satisfied or waived by the Buyer or Seller, as the case may be. If Closing does not occur on or before ninety (90) days from the date of this Agreement, the parties have the right to terminate this Agreement as set forth in Article XI of this Agreement. If a written notice of termination is sent to all parties to this Agreement, in accordance with the provisions of Article XI, the parties shall have no further obligations to each other under this Agreement. The time of Closing shall be established in a written notice sent by Buyer to all other parties to this Agreement. Buyer may not set the Closing Date for a date within three (3) days of the date of the notice. On the Closing Date, the Closing may be adjourned, reconvened and/or continued as necessary to effectuate the Closing. The Closing shall take place at the offices of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., in West Palm Beach, Florida, at Buyer's election. The date on which the Closing occurs shall be referred to as the ("Closing Date").
 -------------

     SECTION 3.2.  DELIVERIES BY SELLER AND SHAREHOLDERS.  At the Closing,
     -----------   -------------------------------------
Seller shall deliver to Buyer, all duly executed the following:

          (a) a General Conveyance, Assignment and Bill of Sale with full warranties of title in form and substance satisfactory to Buyer and Seller, conveying, selling, transferring and assigning to Buyer all of the Assets (the "Bill of Sale");
 ------------

          (b) all motor vehicle Certificates of Title and registrations to the Rolling Stock executed for transfer to the Buyer;

          (c) an Assignment of Leases in form and substance reasonably satisfactory to Buyer and Seller, conveying, selling, transferring and assigning to Buyer all of the Leases (the "Assignment of Leases");
                                 --------------------

          (d) certified copies of resolutions of the Seller authorizing the execution of this Agreement, and the execution of all documents to be executed by Seller to consummate the transactions contemplated in this Agreement, along with an Incumbency Certificate of Seller;

          (e)  Employment Agreements between the Buyer and Carl Casagrande, Carl
M. Casagrande, Jr. and Albert Casagrande in form and substance as set forth on
Schedule 3.2(f) (the "Employment Agreements")
                      ---------------------

          (f) fully executed consents to the assignment of the Customer Contracts, identified on Schedule 1.4 in form and substance satisfactory to Buyer and Seller;

          (g)  the documents required by Section 4.1 concerning the Business
Name;

          (h)  the original of all Customer Contracts;

          (i) a true and correct list of all Accounts Receivable and Prepaid Deposits in existence on the Closing Date along with all documents, books and records needed to support and enforce the collection of the Accounts Receivable;

          (j) physical possession of all of the tangible Assets and keys to all locks, labeled as to which Asset the key relates; and

          (k) a Lease with Option to Purchase that certain real property more particularly described on Schedule 1.1(n) (the "Real Property") from Albert
                                                -------------
Casagrande, as Trustee in form and substance as set forth on Schedule 3.2(l), subject only to those matters set forth on Schedule 7.2(g)

          (l)  the Title Insurance Policy described in Section 7.2(g), below.

     SECTION 3.3.  DELIVERIES BY BUYER.  At the Closing, Buyer and EESI shall
     -----------   -------------------
deliver, all duly and properly executed (where applicable):

          (a) the Purchase Price, as provided in Article II to be paid by Buyer;

          (b) a certified copy of resolutions of the directors of Buyer and EESI authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement; and

          (c)  the Employment Agreements.

                                  ARTICLE IV.
                                  -----------
                            POST CLOSING COVENANTS
                            ----------------------

     SECTION 4.1.  CHANGE OF NAME.  Effective on the date of Closing, Seller
     -----------   --------------
conveys to Buyer the sole right to use to use the Business Name, including, without limitation, the right to use the Business Name in connection with any and all aspect of the waste disposal industry, including waste collection, waste transfer, waste recycling, and landfills ("Waste Disposal Industry"). Seller
                                           -----------------------
shall, on and after the date of Closing, deliver to Buyer, in form suitable for filing, such certificates, consents and other documents as are necessary to allow Buyer to legally reserve and/or trade under the Business Name in the State of Florida and any other State or jurisdiction requested by Buyer. On and After Closing Seller shall change its name and may not use the Business Name in any way or manner or grant any third party the right to use the Business Name. On and after Closing, Buyer shall have the right to bring suit in the name of Buyer or Seller, at Buyer's expense, to enforce against Seller or third parties, Buyer's exclusive right to use the Business Name.

     SECTION 4.2.  FURTHER ASSURANCE.  From time to time on and after the
     -----------   -----------------
Closing and without further consideration, the parties hereto shall each deliver or cause to be delivered to any other party at such times and places as shall be reasonably requested, such additional instruments as any of the others may reasonably request for the purpose of carrying out this Agreement and the transactions contemplated hereby. Without further consideration to Seller, Seller and Shareholders agree to cooperate with Buyer and to use their reasonable efforts to have the officers and employees of Seller cooperate on and after the Closing Date in furnishing to Buyer information, evidence, testimony, and other assistance in connection all aspects of the Business, including, without limitation, (i) the accounting and business records of Seller, (ii) obtaining and keeping in full force and effect all necessary permits and approvals for the Business and (iii) in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

     SECTION 4.3.  TRANSITION.  Seller and Shareholders will not take any action
     -----------   ----------
that is designed or intended to have the effect of discouraging any customer or business associate of Seller from maintaining the same business relationships with Buyer after the Closing that it maintained with

Seller before the Closing. Seller will refer all customer inquiries relating to the Business to Buyer from and after the Closing. Seller agrees that for a period of 60 days following the Closing Date, Seller will assist Buyer with the orderly transition of the operations of the Business from Seller to Buyer, including, without limitation, answering phones and forwarding messages to Buyer from Seller's office.

                                  ARTICLE V.
                                  ----------
           REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS
           ---------------------------------------------------------

     Each of the Seller and Shareholders, jointly and severally, represent and warrant to Buyer that the statements contained in this Article V, including the information to be set forth in the Schedules to this Agreement, to be delivered by Seller to Buyer (such schedules are collectively referred to below as the "Schedules" and, individually, as a "Schedule") are correct and complete in all
 ---------                           --------
material respects as of the date they are delivered and will be correct and complete in all material respects as of the Closing Date. Any representation or warranty of Seller or Shareholders made in this Agreement regarding matters of title, tax or environmental disclosure or liabilities, or any knowing misrepresentation or falsehood made herein, shall survive survive the Closing for a period of two years. All other representations or warranties of Seller of Shareholders shall survive for a period of one year.

     SECTION 5.1.  ORGANIZATION; AUTHORITY.
     -----------   -----------------------

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is now and has been at all times since its creation, duly authorized, qualified and licensed under all laws, regulations, ordinances and orders of public authorities to carry on its businesses in the places and in the manner as conducted at the time such activities were conducted, except for where failure to be so authorized, qualified or licensed would not have a material adverse effect on Seller's business. Copies of Seller's Certificate of Incorporation and a good standing certificate (certified by the Secretary of State of the Florida), are attached hereto as Schedule 5.1(a).

          (b) Seller and Shareholders have full legal right, power and authority (corporate and otherwise) to enter into this Agreement and to consummate the transactions contemplated by this Agreement, including, without limitation, the execution and delivery of this Agreement, and all documents required for this Agreement for the Closing. Each individual Shareholder is competent and under no legal restraint or duress. Neither Seller, nor any Shareholder need give any notice to, or make any filing with, or obtain the authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (c) The execution, delivery and performance of this Agreement, the consummation of any transactions in this Agreement referred to or contemplated hereby and the fulfillment of the terms hereof and thereof will not: (i) conflict with, or result in a breach or violation of the Articles of Incorporation or By-Laws of Seller; (ii) conflict with, or result in a breach under any document, agreement or other instrument to which Seller or any Shareholder is a party, or result in the creation or imposition of any lien, charge or encumbrance on any properties of Seller, or Shareholder pursuant to any applicable law or judgment, order or decree to which Seller, or Shareholders are bound or any of their respective property is subject; or (iii) result in termination or any impairment of any permit, license, franchise, contractual right or other authorization of Seller.

     SECTION 5.2.  SHARE OWNERSHIP; ABSENCE OF ADVERSE CLAIMS.  All of the
     -----------   ------------------------------------------
issued and outstanding shares of Seller are owned of record and beneficially by Carl Casagrande and Albert Casagrande and are free and clear of all security interests, liens and claims of third parties. This Agreement is the valid and binding obligation of Shareholders, enforceable against each of them in accordance with its terms.

     SECTION 5.3.  PREDECESSOR ENTITIES AND SUBSIDIARIES.  There are no
     -----------   -------------------------------------
predecessors to Seller or subsidiaries of Seller having any interest in the Assets, except as more particularly described on Schedule 5.3. Seller has always conducted the Business under the Business Name, except as more particularly described on Schedule 5.3.

     SECTION 5.4.  FINANCIAL STATEMENTS.  Seller has delivered to Buyer, and
     -----------   --------------------
will provide at Closing, true and correct copies of the following financial statements compiled by Seller's certified public accountants (the "Financial
                                                                   ---------
Statements"):
----------

     Seller's balance sheet for the 12 month period ending June 30, 1996, the 9 month period ending March 31, 1997, and an interim balance sheet as of the end of the most recent calendar month prior to Closing (the "Balance Sheet
                                                                  -------------
     Date"), and a statement of income, cash flow and retained earnings for the
     ----
     12 month period ended June 30, 1996, the 9 month period ending March 31, 1997, and through the end of the most recent calendar month prior to Closing, all prepared on an accrual basis.

The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis
                                 ----
throughout the periods indicated, except that no adjustments have been made for deferred tax liabilities and other matters, which matters would not materially already change the Financial Statements. The Financial Statements have been compiled. To the best of Seller's knowledge each of the Financial Statements (including all footnotes thereto) is true, complete and correct. The balance sheets present fairly the financial condition of Seller as of the dates indicated thereon and the statements of income present fairly on an accrual basis the results of the operations of Seller for the periods indicated thereon. Since formation, Seller has not (i) made any material change in its accounting policies or (ii) effected any prior period adjustment to, or other restatement of, its financial statements for any period. The Financial Statements are consistent with the books and records of Seller (which books and records are correct and complete). Since the date of the Financial Statements, there has not been any material adverse change in the income, expenses or assets of Seller.

In addition to the foregoing, prior and after the Closing, Seller and Shareholders shall make available all books and records, and shall cooperate with Buyer and Buyer's accounting firm, Ernst & Young (E&Y), in the completion of a year-end audit of Seller's Financial Statements by E&Y. The cost of such audit shall be borne equally by the Buyer and Seller.

     SECTION 5.5.  PERSONAL PROPERTY.
     -----------   -----------------

          (a) Listed on Schedule 1.1(a) is a complete and accurate list of all Containers and Compactors. The Containers and Compactors have no material defects known to Seller or Shareholders which the Seller or Shareholders have failed to disclose to Buyer. Listed on Schedule 1.1(a) next to each item comprising the Containers and Compactors are all defects to each item of Containers and Compactors.

          (b) Listed on Schedule 1.1(b) is a complete and accurate list of all Rolling Stock. The Rolling Stock is in good operating condition, subject to normal wear and tear. Listed on Schedule 1.1(b) next to each item comprising the Rolling Stock are all defects to each item of Rolling Stock.

          (c) Listed on Schedule 1.1(c) is a complete and accurate list of all Recycling Equipment. The Recycling equipment is in good operating condition, subject to normal wear and tear. Listed on Schedule 1.1(c) next to each item comprising the Recycling Equipment are all defects to each item of Recycling Equipment.

          (d) Listed on Schedule 1.1(d) is a complete and accurate list of all radios located in the Rolling Stock, the radio base station and all manual and automated routing and billing systems and components, including without limitation associated computer hardware and software. The radios and automated routing and billing systems and components are in good operating condition and have no material defects known to Seller which the Seller has failed to disclose to Buyer.

          (e) Listed on Schedule 1.1(e) is a complete and accurate list of substantially all of Seller's inventory of parts, tires and accessories of every kind, nature, and description including specifically those items having a value of over $250.00 each, used by Seller in the Business. All items forming a part of the Parts Inventory are in good condition and have no material defects known to Seller which the Seller has failed to disclose to Buyer.

          (f) The Accounts Receivable and Prepaid Deposits to be conveyed to Buyer from Seller include all the Accounts Receivable and Prepaid Deposits in existence as of the Closing Date. Each of the Accounts Receivable and Prepaid Deposits were generated in the ordinary course of Seller's Business. All work required to be performed for the Accounts Receivable to be due and owing by the account debtors, were performed prior to the Closing. To Seller's best knowledge no debtor on an Account Receivable has any defense to the Account Receivable and no debtor on an Account Receivable is entitled to any right of set off.

          (g) Listed on Schedule 1.1(m) is a complete and accurate list of all Furniture and Equipment used by Seller in connection with the Business. The Furniture and Equipment have no material defects known to Sellers which the Sellers have failed to disclose to Buyer.

          (h) All of the Assets are owned by Seller. On Closing, Seller will convey good and marketable title to all Assets free and clear of all liens, leases, security interests or other claims. The Assets constitute all of the personal property owned by Seller on the Closing Date. The Assets are not materially different in type, quality and quantity from the personal property used by Seller in the operation of the Business during the twelve months prior to Closing, including without limitation, personal property owned by Seller or owned by others and used by Seller. The Assets include all the personal property used by Seller for the conduct of the Business during the twelve months prior to Closing, except for personal property purchased, sold or retired from use in the ordinary course of Business.

     SECTION 5.6.  DEBT.  Seller has good and marketable title to the Assets,
     -----------   ----
free and clear of all liens, encumbrances, leases, security interests, equities or restrictions whatsoever. By virtue of the grant, conveyance, sale, transfer, and assignment of the Assets hereunder, Buyer shall receive good and marketable title to the assets, free and clear of all liens, encumbrances, leases, security interests, equities or restrictions whatsoever. At Closing the Seller's Debt will not exceed Five Million and no/100 Dollars ($5,000,000.00).
                -----------------------------------------------
     SECTION 5.7.  CONTRACTS.  The Customer Contracts and list of Customer
     -----------   ---------
Contracts to be delivered to Buyer at Closing will be true and correct. To the best of Seller's knowledge in all material respects, all Customer Contracts are and on the Closing Date will be in full force and effect, valid, binding and enforceable against the respective parties thereto in accordance with their respective provisions. To the best of Seller's knowledge after due inquiry, Seller is not in default in, nor has there occurred an event or condition (including Seller's execution and delivery of or performance under this Agreement) which with the passage of time or the giving of notice, or both, would constitute a default, with regard to the payment or performance of any obligation under any Customer Contract; no claim of such a default has been asserted and there is no reasonable basis upon which such a claim could validly be made. Seller has not received any written notice that any person intends or desires to modify, waive, amend, rescind, release, cancel or terminate any Customer Contract. By virtue of the grant, conveyance, sale, transfer and assignment of the Customer Contracts by Seller to Buyer hereunder, Buyer shall own and hold all right, title and interest of Seller in and to the Customer Contracts, without the consent or approval of any other person or entity.

     SECTION 5.8.  LEASES.  The Leases delivered to Buyer for its review are
     -----------   ------
true and correct copies of the Leases. The Leases listed in Schedule 1.1(n) are all the Leases to which Seller is a party and the Leases have not been amended, except as set forth on Schedule 1.1(n). The Leases are and on the Closing Date will be in full force and effect, valid, binding and enforceable against the respective parties thereto in accordance with their respective provisions. Seller is not in default in, nor has there occurred an event or condition (including Seller's execution and delivery of or performance under this Agreement) which with the passage of time or the giving of notice, or both, would constitute a default, with regard to the payment or performance of any obligation under any Lease; no claim of such a default has been asserted and there is no reasonable basis upon which such a claim could validly be made. Seller has not received any written notice that any person intends or desires to modify, waive, amend, rescind, release, cancel or terminate any of Leases. By virtue of the grant, conveyance, sale, transfer and assignment of the Leases by Seller to Buyer hereunder, Buyer shall own and hold all right, title and interest of Seller in and to the Leases, without the consent or approval of any other person or entity.


     SECTION 5.9.  APPROVALS AND COMPLIANCE WITH LAWS.  Listed on Schedule
     -----------   ----------------------------------
1.1(h) hereto is a complete and accurate list of all Approvals. All Approvals are in full force and effect. Except as set forth on Schedule 5.9 attached hereto, to the best of Sellers' knowledge, Seller has in the past complied, and is in compliance with all the Approvals and all federal, state and local statutes, laws, rules, regulations, orders (including, without limitation, zoning restrictions environmental laws and land use requirements) and licenses and all administrative and judicial judgments, rulings, decisions and orders affecting or otherwise applicable to the protection of the environment, the Assets, and the conduct of the Business (collectively, the "Applicable Laws"). Seller and Shareholders have not received any formal written notice, or to the best of Sellers' knowledge, any informal notice of any violation of the Approvals or Applicable Laws, except as set forth on Schedule 5.9.

     SECTION 5.10. PROPRIETARY RIGHTS.  Schedule 5.10 is a complete and accurate
     ------------  ------------------
list and summary description as of the date hereof of all trademarks, trade names, patents, patent applications and copyrights owned or held by Seller and to the best of Seller's knowledge, none of the trademarks, tradenames, patents, patent applications and copyrights, infringe on the rights of others and all of which are now valid, in good standing and in full force and effect.

     SECTION 5.11. ENVIRONMENTAL DOCUMENTS.  Seller has delivered to Buyer, a
     ------------  -----------------------
description of and copies, as of the date of this Agreement, of all records of Seller, correspondence to or from government regulatory agencies, official reports, notifications, permits, pending permit applications, licenses and pending license applications, environmental impact studies, assessments and audits and all official notifications from governmental agencies and any other person or entity and any other documents in the possession or control of Seller relating to: (a) each actual and alleged violation of Applicable Laws (as defined in Section 5.9) by Seller or otherwise relating to the Business or the Assets and all, if any, claims thereof; (b) each actual or threatened claim or lawsuit against Seller, affecting or relating to all or any portion of the Assets; (c) the discharge, leakage, spillage, transport, disposal or release of any material into the environment by Seller; (d) the arrangement for transport, disposal or release of material into the environment by Seller; and (e) the health of employees of Seller (whether direct or indirect), public health or the environment (collectively, the "Environmental Documents"). Seller, has provided
                                -----------------------
to the government agencies requiring the same, all reports, notices, filings and other disclosures required by Applicable Laws and all such reports, notices, filings and other documents were complete and accurate in all material respects at the time provided to said government agencies.

     SECTION 5.12. HAZARDOUS MATERIALS; DISPOSAL SITES.  To Seller's and
     ------------  -----------------------------------
Shareholder's best knowledge after due inquiry, Seller has never generated, transported, stored, handled, recycled, reclaimed, disposed of, or contracted for the disposal of, hazardous materials, hazardous wastes, hazardous substances, toxic wastes or substances, infectious or medical waste, radioactive waste or sewage sludge, as those terms are defined by the Resource Conservation and Recovery Act of 1976; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"); the Atomic Energy Act of 1954; the Toxic
                            ------
Substances Control Act; the Occupational Health and Safety Act; Ch. 376 and 403, Fla. Stat. and any other comparable or similar Florida statute; or the rules and
----------
regulations promulgated under any of the foregoing, as each of the foregoing may have been from time to time amended (collectively, "Hazardous Materials").
                                                    -------------------
Seller has never owned, operated, had an interest in, engaged in and/or leased a waste transfer, recycling, treatment, storage or disposal facility, business or activity other than the Business. Seller has obtained and maintained, when required to do so under Applicable Laws, trip tickets, signed by the applicable waste generators demonstrating the nature of all waste transported in connection with the Business. To the best knowledge of Seller and the Shareholders, no employee, contractor or agent of Seller has, in the course and scope of employment with Seller, been harmed by exposure to Hazardous Materials. Attached hereto as Schedule 5.12 is a complete list and address of all disposal sites at any time now or in the past utilized by Seller or any predecessor of Seller or to the best of Seller's knowledge after due inquiry any prior owner of the Assets or any portion thereof, none of which sites is listed on the CERCLIS list or the National Priorities List of hazardous waste sites, except as noted on
Schedule 5.12. Except as set forth on Schedule 5.12, attached hereto, neither of the Seller, or the Shareholders is listed as a potentially responsible party under CERCLA or any comparable or similar Florida statute and neither Seller, nor Shareholders has received notice of such a listing. No liens with respect to environmental liability have been imposed against Seller, or the Shareholders under CERCLA, any comparable Florida statute or other Applicable Law, and no facts or circumstances exist which would give rise to the same.

     SECTION 5.13. INSURANCE POLICIES.  Attached as Schedule 5.13 is a complete
     ------------  ------------------
and accurate list as of the date hereof of all insurance policies carried by Seller and an accurate list of all insurance loss runs and workers' compensation claims received for the past three policy years. Seller at Closing will deliver to Buyer true and correct copies of Seller's insurance policies. All current insurance policies are in full force and effect and shall remain in full force and effect through the Closing Date. Except as set forth on Schedule 5.13, Seller's insurance has never been cancelled, and Seller has not been denied coverage within the last three years.

     SECTION 5.14. EMPLOYEES; COMPENSATION.  Attached as Schedule 5.14 is a
     ------------  -----------------------
complete and accurate list of all employees of Seller and their rate of compensation (including a breakdown of the portion thereof attributable to salary, bonus and other compensation, respectively) as of the date hereof. Except as set forth on Schedule 5.14, each employee of Seller is an employee at will.

     SECTION 5.15. EMPLOYEE RELATIONS AND BENEFIT PLANS.  Set forth on Schedule
     ------------  ------------------------------------
5.15 is an accurate and complete list of all agreements of any kind between Seller and its employees or group of employees, including, without limitation, employment agreements, collective bargaining agreements and benefit plans. Buyer shall not, by the execution and delivery of this Agreement or otherwise, become obligated to employ any employee of Seller or assume any liabilities or contractual obligations with respect to such employees or otherwise become liable for or obligated in any manner (contractual or otherwise) to any employee of Seller, including, without limiting the generality of the foregoing, any liability or obligation pursuant to any collective bargaining agreement, employment agreement, or pension, profit sharing or other employee benefit plan (within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended (or any other fringe benefit program maintained by Seller or to which Seller contributes or any liability for the withdrawal or partial withdrawal from or termination of any such plan or program by Seller. There are no current or former employees owed any accrued benefits, including without limitation, sick time or vacation time.

     SECTION 5.16. TAXES.  Except as set forth in Schedule 5.16 attached hereto,
     ------------  -----
Seller has filed, or will file, in a timely manner all requisite federal, state, local and other tax returns due for all fiscal periods ended on or before the date hereof and as of the Closing shall have filed in a timely manner all such returns due for all periods ended on or before the Closing Date. No federal, state, local or other tax returns or reports filed by Seller (whether filed prior to, on, or after the date hereof) with respect to the Business, will result in any taxes, assessments, fees or other governmental charges upon the Assets, or Buyer, whether as a transferee of the assets or otherwise. All federal, state and local taxes due and payable, on the Assets have been paid, including, without limiting the generality of the foregoing, all federal, state and local income, sales, use, franchise, excise and property taxes. There are no open years, examinations in progress or claims against Seller for federal, state, local and other taxes (including penalties and interest) for any period or periods prior to and including the date hereof (and as of the Closing Date) and no notice of any claim, whether pending or threatened, for taxes has been received. There are no tax liens upon any on the Seller's properties or Assets, except liens for current taxes not yet due or payable.

     SECTION 5.17. LITIGATION.  Except as set forth on Schedule 5.17, there is
     ------------  ----------
no claim, litigation, action, suit or proceeding, formal arbitration, informal arbitration or mediation, administrative, judicial or otherwise, pending or, to the best knowledge of Seller, threatened against Seller, or otherwise relating to the Assets, or Business, at law or in equity, before any federal, state or local court or regulatory agency, or other governmental or private authority, and no notice of any of the above has been received by Seller, or either Shareholder. Also listed on Schedule 5.17 are all instances where Seller is the plaintiff, or complaining or moving party, under any of the above types of proceedings or otherwise.

     SECTION 5.18. ABSENCE OF PRICE RENEGOTIATION CONTRACTS.  Seller is not now
     ------------  ----------------------------------------
and has never been a party to any governmental contracts subject to price redetermination or renegotiation.

     SECTION 5.19. CONDUCT OF SELLER'S BUSINESS SINCE BALANCE SHEET DATE. Since
     ------------  -----------------------------------------------------
the Balance Sheet Date, as set forth in Section 5.4 there has not been any:

          (a)  work interruption, labor grievance or claim filed against Seller;

          (b) proposed law or regulation, to the best knowledge of Seller, relating in any way to the operations of Seller, or other event or condition of any character which, singly or in the aggregate with other such events or conditions, materially and adversely affects the Business or future prospects of the Business;

          (c) any agreement to sell or transfer, any of the Assets or any plan, agreement or arrangement granting any preferential right to purchase or acquire any interest in any of the Assets, or requiring consent of any party to the transfer and assignment of any of the Assets;

          (d) any transaction by Seller outside the ordinary course of its business.

     SECTION 5.20. CORRUPT PRACTICES.  Seller has not made, offered or agreed to
     ------------  -----------------
offer anything of value to any employees of any customers of Seller for the purpose of attracting business to Seller, or any foreign or domestic governmental official, political party or candidate for government office or any of their respective employees or representatives, nor has it otherwise taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, nor has Seller or Shareholders otherwise given which act, gift or similar benefit, if not given any gift or similar benefit which, if not given in the past, would have materially and adversely affected the Seller's prospects, business, properties or assets.

     SECTION 5.21. COMPLETE DISCLOSURE.  This Agreement and the schedules hereto
     ------------  -------------------
and all other documents and information furnished to Buyer by Seller in writing and their representatives pursuant hereto or pursuant to the negotiation of this transaction or the investigations conducted by Buyer or its employees or representatives, taken as a whole, do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If either Seller, or any Shareholder becomes aware of any fact or circumstance which would materially change a representation or warranty of the Seller or Shareholders in this Agreement or any other statement made or document provided to Buyer, the party with such knowledge shall immediately give notice of such fact or circumstance to Buyer. The truth and accuracy of each representation and warranty of the Seller in this Agreement, shall be a precondition to the consummation of this transaction.

     SECTION 5.22. REPRESENTATIONS AS TO PRIVATE OFFERING.  The EESI Shares are
     ------------  --------------------------------------
being delivered to the Sellers in a private placement under Section 4.2 of the Act and under Regulation

D promulgated under the Act. To induce Buyer to issue the EESI Shares, each Shareholder represents and warrants as follows:

          (a) The Shareholders maintain their residence in Florida and have no intention of changing such domicile prior to the Closing.

          (b) Each Shareholder acknowledges that they have received a copy of EESI's Public Reports as hereinafter defined;

          (c) The Shareholders represent and warrant that the EESI Shares is being acquired for their own account without a view to public distribution or resale and that the Shareholders have no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of EESI Shares, or any portion thereof, to any other person.

          (d) The Shareholders represent and warrant that, in determining to acquire the EESI Shares, they have relied solely upon their independent investigation, including the advice of their legal counsel and accountants or other financial advisers or purchaser representatives, and have, during the course of discussions concerning their acquisition of the EESI Shares, been offered the opportunity to ask such questions and inspect such documents concerning EESI and its business and affairs as they have requested so as to more fully understand the nature of the investment and to verify the accuracy of the information supplied.

          (e) THE SHAREHOLDERS ACKNOWLEDGE THAT THE ACQUISITION OF THE EESI SHARES INVOLVES A HIGH DEGREE OF RISK, and represent and warrant that they can bear the economic risk of the acquisition of the EESI Shares, including the total loss of their investment.

          (f) The Shareholders represent and warrant that (i) they have adequate means of providing for their current needs and financial contingencies,
(ii) they have no need for liquidity in this investment, (iii) they have no debts or other obligations, and cannot reasonably foresee any other circumstances, that are likely in the future to require them to dispose of the EESI Shares, and (iv) all their investments in and commitments to non-liquid investments are, and after their acquisition of the EESI Shares, will be reasonable in relation to their net worth and current needs.

          (g) The Shareholders understand that no federal or state agency has approved or disapproved the EESI Shares or made any finding or determination as to the fairness of the EESI Shares for investment.

          (h) The Shareholders understand that the EESI Shares are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that Buyer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings set forth in this Agreement in order to determine the applicability of such exemption and the suitability of Shareholder to acquire the EESI Shares.

          (i) Shareholders have not entered into any contract, agreement, undertaking, or arrangement to sell or otherwise transfer or dispose of the Common Shares or any portion thereof to any other person.

          (j) Shareholders hereby agree that he or she will not, directly or indirectly, offer, sell, transfer, pledge, hypothecate, or otherwise dispose of any Common Shares (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of any Common Shares), unless (i) the Common Shares are registered under the Securities Act and the securities laws of all other applicable jurisdictions, and the rules and regulations promulgated thereunder, or (ii) Shareholder obtains an opinion of counsel which is reasonably satisfactory to EESI that an exemption from such registration requirements is available.

          (k) Shareholder further acknowledges that he or she is familiar with the operations of EESI, and that he or she has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares.

          (l) Shareholder's net worth exceeds One Million and no/100 Dollars ($1,000,000.00), and, for the past two (2) years, Shareholder has had annual income of at least Two Hundred Thousand and no/100 Dollars.

     SECTION 5.23. LEASED REAL PROPERTY.  With respect to the Leased Real
     ------------  --------------------
Property:

          (a) Albert Casagrande, as Trustee, holds good and marketable fee simple absolute title to the Leased Real Property free and clear of any and all liens and encumbrances except for those matters set forth on Schedule 5.23(a) ("the Permitted Exceptions").
  ------------------------

          (b) There are no known defects or conditions of the Leased Real Property or the soil or geology thereof that exist or which impair the current or planned use of the Leased Real Property for operation of the Business thereon, as described in the Lease set forth on Schedule 3.2 ("Buyer's Intended
                                                               ----------------
Use").
---

          (c) The Leased Real Property is not known to be in violation of any, applicable federal, state or local statutes, ordinances, orders, requirements, laws, rules or regulations (including, without limitation, any building, land use, zoning or environmental laws) affecting the Leased Real Property.

          (d) No notice of violation of any applicable federal, state or local statute, law, ordinance, rule, regulation, order or requirement, or of any covenant, condition, restriction or easement affecting the Leased Real Property or with regard to the use or occupancy of the Leased

Real Property, has been given by any governmental authority having jurisdiction over the Leased Real Property or by any other person entitled to enforce the same.

          (e)  The Leased Real Property is zoned "Heavy Industrial", which
                                                  ----------------
permits the operation of the Business thereon.

          (f) The operation of the Business on the Leased Real Property is consistent with the Comprehensive Plan adopted by Broward County ("County") as
                                                                   ------
required by the Local Government Comprehensive Planning and Land Development Regulation Act, Chapter 163, Part II, Fla. Stat. ("Growth Management Act"), and
                                      ----------   ---------------------
any subsequent amendments thereto, and complies with all those certain specified land development regulations required pursuant to the Growth Management Act to be adopted by County and to be consistent with and implement the Plan.



                                  ARTICLE VI.
                                  -----------
               REPRESENTATIONS AND WARRANTIES OF BUYER AND EESI
               ------------------------------------------------

     Buyer and EESI, jointly and severally, represent and warrant that the statements contained in this Section 6 are correct and complete as of the date of this Agreement; and shall survive the Closing for a period of one year.

     SECTION 6.1.  CORPORATE ORGANIZATION.
     -----------   ----------------------

          (a) Buyer and EESI are corporations duly organized, validly existing and in good standing under the laws of the State of Florida and Delaware, respectively, and are now and have been at all times since their creation, duly authorized, qualified and licensed under all laws, regulations, ordinances and orders of public authorities to carry on their business.

          (b) Buyer and EESI have full legal right, power and authority (corporate and otherwise) to enter into this Agreement and to consummate the transactions contemplated by this Agreement. Buyer and EESI do not need to give any notice to, or make any filing with, or obtain the authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (c) The execution, delivery and performance of this Agreement, the consummation of any transactions referred to in this Agreement or contemplated by this Agreement and the fulfillment of the terms hereof and thereof will not:
(i) conflict with, or result in a breach or violation of the Articles of Incorporation or By-Laws of Buyer or EESI; or (ii) conflict with, or result in a breach under any document, agreement or other instrument to which Buyer or EESI is a party, or result in the creation or imposition of any lien, charge or encumbrance on any properties of Buyer or which its property is subject.

     SECTION 6.2.  CORPORATE AUTHORITY.  The officer of Buyer and EESI executing
     -----------   -------------------
this Agreement has the corporate authority to enter into and bind Buyer and EESI, as applicable, to the terms of this Agreement, and Buyer and EESI have taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. All corporate action by Buyer and EESI necessary to approve the transaction, including both shareholder and director approvals, have been taken. As set forth in Article III, Buyer shall deliver to Seller a copy of a corporate resolution authorizing Buyer to enter into this transaction, including, without limitation, the execution and delivery of this Agreement and all agreements to be delivered at Closing.

     SECTION 6.3.  BINDING AGREEMENT.  This Agreement is the binding and valid
     -----------   -----------------
obligation of Buyer and EESI, enforceable against them in accordance with its terms.

     SECTION 6.4.  COMPLETE DISCLOSURE.  This Agreement and the schedules hereto
     -----------   -------------------
and all other documents and information furnished to Seller by Buyer in writing and their representatives pursuant hereto or pursuant to the negotiation of this transaction or the investigations conducted by Seller or its employees or representatives, taken as a whole, do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If Buyer becomes aware of any fact or circumstance which would materially change a representation or warranty of the Buyer in this Agreement or any other statement made or document provided to Seller, Buyer shall immediately give notice of such fact or circumstance to Seller. The truth and accuracy of each representation and warranty of the Buyer in this Agreement, shall be a precondition to the consummation of this transaction. EESI has made all filings with Securities and Exchange Commission that it is required to make under the Securities Act of 1933 (the "Act") and the
                                                                   ---
Securities Exchange Act of 1934 (the "Exchange Act"), as amended (collectively,
                                      ------------
the "Public Reports").  The Public Reports accurately and completely describe,
     --------------
in all material respects, Eastern's financial status, business operations and prospects as of the date of such filings, and do not contain any untrue statement of a material fact or omit any material fact(s) necessary to make the information contained in the filings not misleading.

                                 ARTICLE VII.
                                 ------------
                     COVENANTS OF SELLER PRIOR TO CLOSING
                     ------------------------------------

     SECTION 7.1.  ACCESS TO RECORDS/INSPECTION OF ASSETS.  Between the date of
     -----------   --------------------------------------
this Agreement and the Closing Date, Seller shall afford to or obtain for the officers and authorized representatives of Buyer access to all of the books and records of Seller, including, without limitation, the Environmental Documents, at all reasonable times and upon reasonable notice and will furnish Buyer with such additional financial and operating data and other information as to the Business and Assets of Seller as Buyer may from time to time reasonably request. Seller will cooperate with Buyer, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any governmental agency. Buyer will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Article XII.

     Buyer shall have the right after the Effective Date of this Agreement to conduct a Feasibility and Engineering Study ("Feasibility Study") for the use
                                              -----------------
of the Leased Real Property, and shall conduct such Feasibility Study on or in connection with the Leased Real Property as it deems advisable, including but not limited to (i) having the zoning laws and other laws and ordinances and requirements affecting the Leased Real Property and the use and development thereof examined or reviewed by Buyer's representative, and (ii) entering the Leased Real Property to examine the Leased Real Property, making such soil tests, environmental assessments, test borings, surveys and staking of property as Buyer deems necessary. Seller agrees that Buyer and its employees, agents and engineers may enter upon the Leased Real Property or any portion thereof at all times during the term of this Contract and do all things Buyer deems necessary in connection with any such Feasibility Study on the Leased Real Property.

     Buyer agrees (i) to indemnify, save and hold harmless Seller from any and all claims, damages and liability that Seller may incur by reason of, arising out of or resulting from any entry by Buyer or its employees, agents or engineers on the Leased Real Property in connection with such Feasibility Study, and (ii) in the event Buyer fails to close the purchase of the Leased Real Property under the terms of this Contract, to repair any damage to the Leased Real Property by reason of, arising out of or resulting from Buyer's said Feasibility Study on the Leased Real Property.

     SECTION 7.2.  ACTIVITIES OF SELLER PRIOR TO CLOSING.  Between the date of
     -----------   -------------------------------------
this Agreement and the Closing Date, Seller shall:

          (a) maintain the Assets in as good working order and condition as at present, ordinary wear and tear excepted;

          (b) perform all of its obligations under the Customer Contracts or other agreements material to the Business;

          (c) keep in full force and effect present insurance policies or other comparable insurance coverage with reputable insurers;

          (d) use reasonable efforts to maintain its relationships with suppliers, customers, consultants, independent contractors and others having business relations with Seller;

          (e)  maintain compliance with all Applicable Laws and the Approvals;
and

          (f) provide all reasonable assistance to Buyer to provide for an orderly transfer of the Assets from Seller to Buyer.

          (g) Title Insurance. No later than 10 days after the execution of this Agreement, Seller shall provide to Buyer, at Seller's sole cost and expense a title insurance commitment of a reputable title insurance company reasonably acceptable to Buyer, to issue a policy of title insurance insuring Buyer's marketable leasehold interest in the Leased Real Property in an amount equal to the fair market value of the Leased Real Property, naming the Buyer as the insured, with an extended coverage endorsement insuring over the general exceptions customarily contained in such policies (including the "gap"), and
                                                                  ---
with such customary title insurance endorsements as Buyer may reasonably require, subject only to the Permitted Exceptions set forth on Schedule 7.2(g) (the "Title Insurance Policy.")
      ----------------------

     Upon receipt of the foregoing, Buyer shall have 5 business days in which to raise policy objections by written notice to Seller. If Buyer so notifies Seller of any such matters within the 5 business days, Seller shall, at the Seller's sole cost and expense, use its best efforts to have such unpermitted exceptions removed from the commitment, or, to the extent acceptable to Buyer, have the title insurer commit to insure, by its customary form of endorsement, against loss or damage that may be occasioned by such exceptions. In the event that Seller is unable to cure or correct such objections to Buyer's satisfaction by Closing, Seller shall exercise all reasonable diligence and efforts, at Seller' sole expense, that Buyer or the Title Company may reasonably request to correct or cure all title defects. If Seller cannot cure the title defects prior to Closing, Buyer, in its sole discretion, may elect to either terminate this Agreement or to proceed with Closing, with the right to deduct from the Purchase Price the amount of any unpermitted liens or encumbrances of a definite or ascertainable amount. On the Closing Date, Buyer shall obtain a later date of such insurance commitment, showing the title or leasehold interest to be good in the Seller, subject only to the Permitted Exceptions or otherwise waived in writing by Buyer. Costs of this commitment, the premium for the policy and the survey shall be borne and paid for exclusively by the Seller.

     Seller shall provide Buyer with any survey(s) of the Leased Real Property. At Buyer's election, Buyer may obtain a current survey of the Leased Real Property at is sole expense. Buyer shall have 5 business days from receipt of a current survey in which to raise survey objections by written notice to Seller. Any survey exceptions shall be treated as title defects subject to the provisions of the preceding paragraph.

     SECTION 7.3.  PROHIBITED ACTIVITIES PRIOR TO CLOSING.  Between the date of
     -----------   --------------------------------------
this Agreement and the Closing Date, Seller agrees that is shall not, without the prior written consent of Buyer:

          (a) issue any shares, or grant any options, warrants, puts, calls, conversion rights or commitments relating to any securities of Seller of any kind;

          (b) amend or terminate, any Customer Contract, except in the ordinary course of the Business; or

          (c)  knowingly breach any Customer Contract; or

          (d) make any oral or written announcement concerning this transaction, except as may be required by law, all of which announcements, if any, shall be forwarded to Buyer for review and comment at least seven days prior to dissemination.

     SECTION 7.4.  CONTACT WITH GOVERNMENT OFFICIALS.  Seller shall use its best
     -----------   ---------------------------------
efforts to cooperate with Buyer in making contact with the appropriate governmental agencies and officials having information about or jurisdiction over Seller, Assets Approvals or obligations or rights of Seller, including, without limitation, environmental and land use agencies and officials, in order to assist Buyer in completing its regulatory evaluation of Seller and their respective obligations.

                                 ARTICLE VIII.
                                 -------------
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
                 ---------------------------------------------

     The obligations of Seller, and Shareholders hereunder are subject to the completion, satisfaction, or at their option, waiver, on or prior to the Closing Date, of the following conditions.

     SECTION 8.1.  REPRESENTATIONS, AND WARRANTIES.  The representations and
     -----------   -------------------------------
warranties of Buyer and EESI contained in this Agreement shall be accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

     SECTION 8.2.  COVENANTS.  Each and all of the terms, covenants and
     -----------   ---------
conditions of this Agreement to be complied with and performed by Buyer and EESI on or before the Closing Date shall have been duly complied with and performed.

     SECTION 8.3.  NO ADVERSE PROCEEDING.  No action or proceeding before a
     -----------   ---------------------
court or any other governmental agency or body shall have been instituted or, to the best of Seller's knowledge, threatened to restrain or prohibit any of the transactions contemplated by this Agreement due to the actions of Buyer or EESI.

     SECTION 8.4.  EMPLOYMENT AGREEMENTS.  Buyer shall have executed and
     -----------   ---------------------
delivered at the Closing the Employment Agreements.

                                  ARTICLE IX.
                                  -----------
             CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND EESI
             -----------------------------------------------------

     The obligations of Buyer and EESI hereunder are subject to the completion, satisfaction or, at their option, waiver, on or prior to the Closing Date, of the following conditions.

     SECTION 9.1.  REPRESENTATIONS AND WARRANTIES AND OBLIGATIONS.  The
     -----------   ----------------------------------------------
representations and warranties of Seller and the Shareholders contained in this Agreement shall be accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

     SECTION 9.2.  COVENANTS.  Each and all of the terms, covenants and
     -----------   ---------
conditions of this Agreement to be complied with and performed by Seller and Shareholders on or before the Closing Date shall have been duly complied with and performed .

     SECTION 9.3.  NO ADVERSE PROCEEDING.  No action or proceeding before a
     -----------   ---------------------
court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit any of the transactions contemplated by this Agreement, and no governmental agency or body shall have taken any other action or made any request of Buyer as a result of which the management of Buyer deems it inadvisable to proceed with the Closing.

     SECTION 9.4.  NO ADVERSE CHANGE.  No material and adverse change in the
     -----------   -----------------
Business and Assets shall have occurred since the Balance Sheet Date. Seller shall not have suffered any loss or damage to any of its properties or assets, whether or not covered by insurance, since the Balance Sheet Date, which change, loss or damage would materially affect or impair the ability of Buyer to conduct the Business.

     SECTION 9.5.  CONDITIONS.  All consents or Approvals required by any
     -----------   ----------
governmental authority or agency or other third party relating to the consummation of the transactions contemplated in this Agreement shall have been obtained and made.

     SECTION 9.6.  TRANSFERABILITY OF PERMITS.  Buyer shall have determined,
     -----------   --------------------------
in its sole discretion, that all licenses, permits and other approvals required for the operation of the Business have been obtained by Buyer, transferred to Buyer, or can be so obtained or transferred, including, without limitation the franchise hauling agreements with Dade and Broward Counties.

     SECTION 9.7.  ENVIRONMENTAL REVIEW.  Buyer, through its authorized
     -----------   --------------------
representatives, has completed a review (including, without limitation, all testing, inspections and other procedures, review of existing files of, and discussions with, governmental agencies and officials having jurisdiction over Seller of the environmental and land use practices, procedures, operations and activities of Seller; the results of which review, without limiting the generality of the foregoing, reflects compliance with all Applicable Laws governing the operations of Seller, discloses no actual or probable violations, compliance problems, required capital expenditures or other substantive environmental, land use or real estate related concerns and are otherwise satisfactory in all respects to Buyer in its sole discretion. Buyer will use its reasonable best efforts to complete the environmental review as soon as reasonably possible.

     SECTION 9.8.  LEGAL OPINION TO BE GIVEN TO BUYER ON BEHALF OF SHAREHOLDERS.
     -----------   ------------------------------------------------------------
At the Closing, Seller will deliver to Buyer a legal opinion of Florida counsel reasonably acceptable to Buyer with respect to the matters set forth in Schedule 9.8.

     SECTION 9.9.  GENERAL.  All actions taken by Seller and Shareholders in
     -----------   -------
connection with the consummation of the transactions contemplated hereby and all certificates, opinions and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

     SECTION 9.10.  SIMULTANEOUS CLOSING OF PURCHASES OF COMPANION TRANSACTIONS.
     ------------   -----------------------------------------------------------
EESI and the Buyer's obligation to close the transaction contemplated by this Agreement, including without limitation the payment of the purchase price to Seller and Shareholder and the delivery of the Employment Agreements, is conditioned upon the Buyer's ability to simultaneously close the purchase of the assets of Environmental Waste Systems of Palm Beach, Inc., unless expressly waived by Buyer in writing.

     SECTION 9.11.  BANK APPROVAL.   EESI's lending institution shall have
     ------------   -------------
approved this Agreement and the purchase of the assets of Environmental Waste Systems of Palm Beach, Inc.

                                  ARTICLE X.
                                  ----------
                                INDEMNIFICATION
                                ---------------

     SECTION 10.1.  INDEMNIFICATION BY SELLER AND SHAREHOLDER.  Seller and
     ------------   -----------------------------------------
Shareholder agree that they will, jointly and severally, indemnify, defend, protect and hold harmless Buyer, its officers, shareholders, directors, agents, employees, successors and assigns at all times from and after the date of this Agreement from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by Buyer as a result of or incident to: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by Seller or Shareholder, set forth in this Agreement or in the Schedules, Exhibits or certificates attached to this Agreement or delivered pursuant to this Agreement; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Seller or Shareholder made in this Agreement and to be performed on after or before the Closing Date; or (c) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a) or (b) of this
Section 10.1 or Section 1.6 of this Agreement has occurred; or (d) any claim
arising out of those litigation matters set forth on Section 5.17.   Buyer
agrees that it will not make a claim for indemnification under this Section 10.1 for matters in the aggregate having a value of less than $5,000.00

     SECTION 10.2.  INDEMNIFICATION BY BUYER.  Buyer and EESI agree that they
     ------------   ------------------------
will indemnify, defend, protect and hold harmless Seller and Shareholder at all times from and after the date of this Agreement from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by Seller or Shareholder as a result of or incident to: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties of Buyer or EESI set forth in this Agreement; (b) nonfulfillment of any agreement, covenant or condition on the part of Buyer or EESI made in this Agreement; (c) any Security Liability; and (d) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b) or (c) of this Section
10.2 has occurred. Seller and Shareholder(s) agree that they will not make a claim for indemnification under this Section 10.2 for matters in the aggregate having a value of less than $5,000.00

       SECTION 10.3.  PROCEDURE FOR INDEMNIFICATION WITH RESPECT TO THIRD PARTY
       ------------   ---------------------------------------------------------
CLAIMS.
------

          (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter ("Third Party Claim") that may
------------------                                -----------------
give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article X, then the Indemnified
                ------------------
Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced.

          (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within ten (10) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any adverse consequences (which will include, without limitation, all losses, claims, liens, and reasonable attorneys' fees and related expenses) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder,
(iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief, (iv) settlement of, or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 10.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld) and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld).

          (d) If any of the conditions set forth in Section 10.3(b) above is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including attorneys' fees and expenses) and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article X. If the Indemnified Party is Buyer or EESI, then in addition to the foregoing, for any sum owing the Indemnified Party, Buyer may set off such sum against the Escrowed Purchase Price pursuant to Section 2.2(a).

     SECTION 10.4.  PROCEDURE FOR NON-THIRD PARTY CLAIMS.  If Buyer, EESI,
     ------------   ------------------------------------
Seller, or Shareholder wish to make a claim for indemnity under Section 10.1 or
Section 10.2, as applicable, and the claim does not arise out of a third party notification which makes the provisions of Section 10.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the parties from
                           -----------------
which indemnification is sought ("Indemnifying Party") a written demand for
                                  ------------------
indemnification ("Indemnification Demand"). The Indemnification Demand shall
                  ----------------------
state: (a) the amount of losses, damages or expenses to which the Indemnified Party has incurred or has suffered or is expected to incur or suffer to which the Indemnified Party is entitled to indemnification pursuant to Section 10.1 or
Section 10.2, as the case may be; (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under Section 10.1 or
Section 10.2, as the case may be. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party stating the objections and the grounds for the objections ("Indemnification Objection"). If no Indemnification Objection is sent within
  -------------------------
fifteen (15) days after the Indemnification Demand, the Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within thirty (30) days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within thirty (30) days of the Indemnification Demand's date, the Indemnified Party may institute legal proceedings to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Indemnified Party may have or if the Indemnified Party is the Buyer or EESI, then Buyer may set off the amount of the Indemnification Demand against the Escrowed Purchase Price pursuant to Section 2.2(a).

                                  ARTICLE XI.
                                  -----------
                           TERMINATION OF AGREEMENT
                           ------------------------

     SECTION 11.1.  TERMINATION BY BUYER.  Buyer, by notice in the manner
     ------------   --------------------
provided below on or before the Closing Date, may terminate this Agreement in the event of (i) a material breach by Seller, or Shareholders in the observance or in the due and timely performance of any of the material agreements or conditions contained in this Agreement on their part to be performed, and such breach shall not have been cured on or before the Closing Date, or (ii) the falsity of any material representation or warranty given by Seller, or Shareholders in this Agreement.

     SECTION 11.2.  TERMINATION BY SELLER.  Seller may, by notice in the manner
     ------------   ---------------------
provided below on or before the Closing Date, terminate this Agreement in the event of (i) a breach by Buyer or EESI in the observance or in the due and timely performance of any of the material agreements or conditions contained in this Agreement on the part of Buyer to be performed, and such breach shall not have been cured on or before the Closing Date, or (ii) the falsity of any material representation or warranty given by Buyer in this Agreement.

     SECTION 11.3.  COMPLETION OF DUE DILIGENCE.  Buyer, by notice in the manner
     ------------   ---------------------------
provided below, on or before April 15, 1997, may terminate this Agreement if Buyer's due diligence on the purchase of the Assets of Seller or the Companion Transactions is not satisfactory to Buyer, in Buyer's sole discretion.


                                 ARTICLE XII.
                                 ------------
                   NONDISCLOSURE OF CONFIDENTIAL INFORMATION
                   -----------------------------------------

     SECTION 12.1.  NONDISCLOSURE BY SELLER.  Seller, and Shareholders
     ------------   -----------------------
recognize and acknowledge that they had in the past, currently have, and in the future will have certain confidential information of the Business, and Assets such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of Buyer and/or the Business. Seller, and Shareholder agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of Buyer, unless (i) such information becomes known to the public generally through no fault of Seller, or Shareholders or (ii) the Seller is compelled to disclose such information by a governmental entity or pursuant to a court proceeding. In the event of a breach or threatened breach by Seller, or Shareholders of the provisions of this Section, Buyer shall be entitled to an injunction restraining Seller, or Shareholders from disclosing, in whole or in part, such confidential information. Nothing in this Article shall be construed as prohibiting Buyer from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     SECTION 12.2.  NONDISCLOSURE BY BUYER.  Buyer recognizes and acknowledges
     ------------   ----------------------
that it has in the past, currently has, and prior to the Closing Date, will have access to certain confidential information of Seller, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of Seller and the Business. Buyer agrees that it will not disclose (or use) such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, unless (i) such information becomes known to the public generally through no fault of Buyer (ii) Buyer is compelled to disclose such information by a governmental entity or pursuant to a court proceeding. In the event of a breach or threatened breach by Buyer of the provisions of this Section, Seller shall be entitled to an injunction restraining Buyer from disclosing, in whole or in part, such confidential information. Nothing contained in this Article shall be construed as prohibiting Seller from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages. The provisions of this Section 12.2 expire upon the Closing of the purchase under this Agreement by Buyer.

                                 ARTICLE XIII.
                                 -------------
                                    GENERAL
                                    -------

     SECTION 13.1.  ASSIGNMENT; BINDING EFFECT; AMENDMENT.  This Agreement and
     ------------   -------------------------------------
the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Buyer, EESI, Seller, and the respective heirs and legal representative of the Shareholders. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

     SECTION 13.2.  ENTIRE AGREEMENT.  This Agreement is the final, complete
     ------------   ----------------
and exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of the Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as this Agreement. This Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior to contemporaneous discussions, correspondence, or oral or written agreements of any kind. The parties hereto represent and warrant to each other that they have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby.

     SECTION 13.3.  COUNTERPARTS.  This Agreement may be executed simultaneously
     ------------   ------------
in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     SECTION 13.4.  EXPENSES OF TRANSACTION.  Whether or not the transactions
     ------------   -----------------------
contemplated in this Agreement shall be consummated: (a) Buyer and EESI will pay the fees, expenses and disbursements of Buyer and EESI and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto and all other costs and expenses incurred in the performance and compliance with all conditions to be performed by Buyer or EESI under this Agreement; and (b) Seller will pay personally the fees, expenses and disbursements of Seller, and Shareholders and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto and all other costs and expenses incurred in the performance and compliance with all conditions to be performed by Seller, and Shareholders under this Agreement. All such fees, expenses and disbursements of Seller, and Shareholder shall be paid by Seller prior to the Closing so that the Assets will not be charged with or diminished by any such fee, cost or expense.

     SECTION 13.5.  NOTICES.  All notices or other communications required or
     ------------   -------
permitted under this Agreement shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

          (a)    If to Buyer or EESI, addressed:

                 President, Louis Paolino, Jr.
                 Eastern Environmental Services, Inc.
                 1000 Crawford Place
                 Mount Laurel, New Jersey 08054


          with a copy to:

                 Robert M. Kramer & Assoc., P.C.
                 1150 First Avenue, Suite 900
                 King of Prussia, PA 19406

                 Laurel Lockett, Esq.
                 Carlton Fields
                 1 Harbour Place
                 Tampa, FL 33602

          (b)    If to Seller or Shareholders, addressed:

                 Albert Casagrande, President
                 Environmental Waste Systems, Inc.
                 4300 Ravenswood Road
                 Ft. Lauderdale, FL 33312

          with a copy to:

                 Samuel G. Weiss, Esquire
                 30 Main Street, Suite 300
                 Port Washington, New York  11050

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 13.5.

     SECTION 13.6.   GOVERNING LAW.  This Agreement shall be governed by and
     ------------    -------------
construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

     SECTION 13.7.   NO WAIVER.  No delay of or omission in the exercise of any
     ------------    ---------
right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

     SECTION 13.8.   TIME OF THE ESSENCE.  Time is of the essence of this
     ------------    -------------------
Agreement.

     SECTION 13.9.   CAPTIONS.  The headings of this Agreement are inserted for
     ------------    --------
convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     SECTION 13.10.  SEVERABILITY.  In case any provision of this Agreement
     -------------   ------------
shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     SECTION 13.11.  CONSTRUCTION.  The parties have participated jointly in the
     -------------   ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means included, without limitation. The parties intend that each
----------
representation, warranty and covenant contained in this Agreement shall have independent significance.

     SECTION 13.12.  NO SHOP AGREEMENT.  Unless and until this Agreement is
     -------------   -----------------
terminated pursuant to Article XI without the Closing having taken place, Seller, and Shareholders will not directly or indirectly solicit offers for the shares or the assets of Seller or for a merger or consolidation involving Seller, or respond to inquiries from, share information with, negotiate with or in any way facilitate inquiries or offers from, third parties who express or who have heretofore expressed an interest in acquiring Seller by merger, consolidation or other combination or acquiring any of Seller's assets; nor will the Shareholders permit Seller to do any of the foregoing.

     SECTION 13.13.  SURVIVAL.  The representations, warranties, covenants, and
     -------------   --------
terms of this Agreement shall survive Closing.

     SECTION 13.14.  INCORPORATION OF SCHEDULES.  All Schedules and exhibits
     -------------   --------------------------
attached to this Agreement are hereby incorporated by reference as fully as if set forth in the body of the Agreement.

     SECTION 13.15.  ARBITRATION.
     -------------   -----------

          (a) Each and every controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the commercial rules (the "Rules") of the American Arbitration Association then obtaining in
            -----
Ft. Lauderdale, Florida (or the nearest city thereto with an American Arbitration Association office), and judgment upon the award rendered in such arbitration shall be final and binding upon the parties and may be confirmed in any court having jurisdiction thereof. Notwithstanding the foregoing, this Agreement to arbitrate shall not bar any party form seeking temporary or provisional remedies in any Court having jurisdiction if such party can establish irreparable harm. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall be stated with reasonable particularity with respect to such demand with documents attached as appropriate. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

          (b) The arbitrators shall have the authority and jurisdiction to determine their own jurisdiction and enter any preliminary awards that would aid and assist the conduct of the arbitration or preserve the parties' rights with respect to the arbitration as the arbitrators shall deem appropriate in their discretion. The award of the arbitrators shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrators with respect to each of the issues so submitted.

          (c) Within sixty (60) days after the commencement of any arbitration proceeding under this Agreement, each party shall file with the arbitrators its contemplated discovery plan outlining the desired documents to be produced, the depositions to be taken, if ordered by the arbitrators in accordance with the Rules, and any other discovery action sought in the arbitration proceeding. After a preliminary hearing, the arbitrators shall fix the scope and content of each party's discovery plan as the arbitrators deem appropriate. The arbitrators shall have the authority to modify, amend or change the discovery plans of the parties upon application by either party, if good cause appears for doing so.

          (d) The award pursuant to such arbitration will be final, binding and conclusive.

          (e) Counsel to the Purchasers and the Sellers in connection with the negotiation of and consummation of the transactions under this Agreement shall be entitled to represent their respective party in any and all proceedings under this Section or in any other proceeding (collectively, "Proceedings"). The
                                                        -----------
Purchasers and the Sellers, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


Witnesses                          EASTERN ENVIRONMENTAL SERVICES, INC.


/s/ Laurel Lockett                 By: /s/ Neal W. Rodrigue
------------------------------         -------------------------------------
                                   Neal W. Rodrigue , Vice President
/s/ Ken Kelly
------------------------------


                                   EASTERN ENVIRONMENTAL SERVICES OF INC.


/s/ Laurel Lockett                 By: /s/ Neal W. Rodrigue
-----------------------------          -------------------------------------
                                   Neal W. Rodrigue, Vice President
/s/ Ken Kelly
-----------------------------


                                   ENVIRONMENTAL WASTE SERVICES, INC.


______________________________     By: /s/ Albert Casagrande
                                       -------------------------------------
                                       Albert Casagrande, President
/s/ Caroll A. Ball
------------------------------


                                   SHAREHOLDERS OF
                                   EASTERN WASTE SERVICES, INC.


______________________________     /s/ Albert Casagrande
                                   -----------------------------------------
                                   ALBERT CASAGRANDE
/s/ Carroll A. Ball
------------------------------


______________________________     /s/ Carl Casagrande
                                   -----------------------------------------
                                   CARL CASAGRANDE
/s/ Carroll A. Ball
------------------------------